Exhibit 99.1

ELASTIC N. V. 800 WEST EL CAMINO REAL SUITE 350 MOUNTAIN VIEW, CA 94040	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 5:59 A.M. CEST on 10/04/2019 or 11:59 P.M. EDT on 10/03/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 5:59 A.M. CEST on 10/04/2019 or 11:59 P.M. EDT on 10/03/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

1.  To approve (i) entry into the Agreement and Plan of Reorganization, dated as of June 5, 2019 (the “Merger Agreement”), among Elastic N.V. (“Elastic”), Endgame, Inc. (“Endgame”), Avengers Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Elastic, and Shareholder Representative Services LLC (the “Securityholder Representative”), pursuant to which Merger Sub will merge with and into Endgame (the “Merger”), with Endgame surviving the Merger as a wholly owned subsidiary of Elastic and (ii) the transactions contemplated by the Merger Agreement, including the Merger and the issuance of Elastic Ordinary Shares, Euro 0.01 par value per share, to the securityholders of Endgame.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

The Proxy Statement/Prospectus is available at www.proxyvote.com

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ELASTIC N.V. Extraordinary General Meeting of Shareholders October 4, 2019 5:00 PM Central European Summer Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) any civil law notary of Zuidbroek Corporate Law Notaries and their legal substitutes as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ELASTIC N.V. that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at 5:00 PM Central European Summer Time on October 4, 2019, at the Company’s offices at Keizersgracht 281, 1016 ED Amsterdam, The Netherlands.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side